Exhibit 5.1

June 4, 2021

Clover Leaf Capital Corp.

c/o Yntegra Capital Investments, LLC

1450 Brickell Avenue, Suite 2520

Miami, FL 33131

Re:	Registration Statement of Clover Leaf Capital Corp.

Ladies and Gentlemen:

We have acted as counsel to Clover Leaf Capital Corp., a Delaware corporation (the “Company”), in connection with the registration by the Company with the U.S. Securities and Exchange Commission of (i) up to 14,375,000 units of the Company, including the underwriters’ over-allotment option (collectively the “Units”), with each Unit consisting of a)one share of Class A common stock of the Company, par value $0.0001 per share (the “Common Stock”), b)one-right (a “Public Detachable Right”) to receive one-twentieth (1/20) of a share of Class A Common Stock (a “Public Detachable Rights Share” ) upon the consummation of the Company’s initial business combination and c) a contingent right (a “Public Contingent Right”, and together with the Public Detachable Rights, the “Public Rights) to receive, in certain circumstances, following the initial business combination redemption time, one-fifteenth (1/15) of a share of Class A Common Stock (a “Public Contingent Rights Share” and together with the Public Detachable Rights Shares, the “Public Rights Shares”) and (ii) up to 143,750 shares (the “Representative Shares”) of Class A Common Stock which the Company has agreed to issue to Maxim Group LLC, as representative of the underwriters (the “Representative”), and its designees, pursuant to a Registration Statement on Form S-1, File No. 333-255111, initially filed by the Company with the Commission on April 7, 2021 (as amended, the “Registration Statement”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that:

1. Units. When the Registration Statement becomes effective under the Securities Act of 1933, as amended (the “Act”), and when the offering is completed as contemplated by the Registration Statement, such Units will be legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Detachable Rights Agreement and the Contingent Rights Agreement; and (e) with respect to the Common Stock, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Common Stock, of the Company and/or adjustments to outstanding securities, including the Public Rights underlying the Units, of the Company may cause the number of shares of Common Stock underlying the Units, including the Common Stock issuable upon pursuant to the Public Rights underlying the Units, to exceed the number that remain authorized but unissued.

2. Common Stock. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, the shares of Common Stock underlying the Units will be validly issued, fully paid and non-assessable.

3. Public Rights. When the Registration Statement becomes effective under the Act, and when the Public Rights underlying the Units are issued, delivered and paid for as part of the Units, as contemplated by the Registration Statement, such Public Rights will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Detachable Rights Agreement and Contingent Rights Agreement; and (e) with respect to the Common Stock, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Common Stock, of the Company and/or adjustments to outstanding securities, including the Public Rights underlying the Units, of the Company may cause the number of shares of Common Stock un issuable pursuant to Public Rights, to exceed the number that remain authorized but unissued.

4. Public Detachable Rights Shares. When the Registration Statement becomes effective under the Act and when the Public Detachable Rights Shares have been issued and delivered upon the consummation of an initial business combination in accordance with the terms of the Public Detachable Rights and the Detachable Rights Agreement, as contemplated by the Registration Statement, the Public Detachable Rights Shares will be validly issued, fully paid and non-assessable.

5. Public Contingent Rights Shares. When the Registration Statement becomes effective under the Act and when the Public Contingent Rights Shares have been issued and delivered upon the consummation of an initial business combination in accordance with the terms of the Public Contingent Rights and the Contingent Rights Agreement, as contemplated by the Registration Statement, the Public Contingent Rights Shares will be validly issued, fully paid and non-assessable.

6. Representative Shares. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, the Representative Shares will be validly issued, fully paid and non-assessable.

Our opinion herein is expressed solely with respect to the Delaware General Corporation Law of the State of Delaware and, as to the Units and the Rights constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP
Ellenoff Grossman & Schole LLP